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                                                                    EXHIBIT 3.30

                          CERTIFICATE OF INCORPORATION

                                       of

                              OSBORN OF OHIO, INC.


         The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follow:

         1.      Name.  The name of the corporation is OSBORN OF OHIO, INC.

         2. Address; Registered Agent. The address of the Corporation's registered office is 229 South State Street, City of Dover, County of Kent, State of Delaware; and its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         3. Purposes. The nature of the business and purposes to be conducted or promoted by the Corporation are to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is: one thousand (1,000), all of which shall be shares of Common Stock of the par value of one cent ($.01) each.

         5. Name and Address of Incorporator. The name and mailing address of the incorporator are: Merrill Weber, Esq., 1285 Avenue of the Americas, New York, New York 10019.

         6. Election of Directors. Members of the Board of Directors may be elected either by written ballot or by voice vote.

         7. Limitation of Liability. No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its
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stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefits.

         Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         8. Adoption, Amendment and/or Repeal of By-Laws. The Board of Directors may from time to time (after adoption by the undersigned of the original by-laws of the Corporation) make, alter or repeal the by-laws of the Corporation; provided, that any by-laws made, amended or repealed by the Board of Directors may be amended or repealed, and any by-laws may be made, by the stockholders of the Corporation.

         IN WITNESS WHEREOF, this Certificate has been signed on this 15th day of September, 1988.


                                                  /s/ Merrill Weber
                                                  -----------------------------
                                                  Merrill Weber, Incorporator





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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

         OSBORN OF OHIO, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") DOES HEREBY CERTIFY:

         FIRST: The sole Director of the Corporation, by written consent, filed with the minutes of the board a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the
Corporation:

                 RESOLVED, that the Certificate of Incorporation of Osborn of Ohio, Inc. be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:

                 "The name of this Corporation (hereinafter called the 'corporation') is Short Broadcasting Corporation."

                 SECOND: That in lieu of a meeting and vote of stockholders, the sole Stockholder has given written consent to said amendment in accordance with the provisions of Section 228(a) of the General Corporation Law of the State of Delaware.
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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its President, and attested by its Secretary this 8th day of February, 1989.

                                                   OSBORN OF OHIO, INC.


                                                   /s/ Frank D. Osborn
                                                   ----------------------------
                                                   Frank D. Osborn, President

ATTEST:


By: /s/ Josephine N. Osborn
  --------------------------------------
        Josephine N. Osborn, Secretary



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